EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use by Sunrise Global, Inc. (now known as Greenkraft Inc.) in its Registration Statement on Form S-1 of our report dated August 12, 2013, relating to the audited financial statements of Sunrise Global Inc. (now known as Grenkraft Inc.) for the years ended April 30, 2013 and 2012 which appear in such Registration Statement on Form S-1, to be filed on or aboutFebruary 7, 2014.

/s/ MaloneBaileyLLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 7, 2014